LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”), is entered into as of December 3, 2019 (the “Effective Date”), by and among GB Sciences Las Vegas, LLC, a Nevada limited liability company (“GBS LV”), GB Sciences Nevada LLC, a Nevada limited liability company (“GBS NV” and together with GBS LV, the “Borrowers”), and AJE Management LLC, a California limited liability company (the “Lender”).

WHEREAS, the Borrowers wish to request from time to time that Lender advance loans to the Borrowers (the “Loans”), pursuant a Promissory Note (the “Note”) in the principal amount of $470,000 (the “Maximum Amount”), subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.     AUTHORIZATION AND CLOSING

1.1     Authorization of Loans. The Borrowers have authorized the borrowing from time to time of Loans pursuant to the Note. The Note shall be in the form attached hereto as Exhibit A.

1.2     Initial Advance. Subject to the terms and conditions hereof, at the Closing, the Borrowers shall issue the Note to the Lender, and the Lender shall advance the Borrowers a loan in the principal amount of $170,000 (the “Initial Advance”) which shall be evidenced by the Note.

1.3     Closing. The closing of the issuance of the Note under this Agreement and the Initial Advance thereunder (the “Closing”) shall take place on the Effective Date of this Agreement, at the offices of Fox Rothschild LLP, 101 Park Avenue, New York, NY 10178 or at such other time or place as the Borrowers and the Lender may mutually agree (the date of the Closing is hereinafter referred to as the “Closing Date”). At the Closing, subject to the terms and conditions hereof, the Borrowers will deliver to the Lender the Note to the Lender, against receipt by the Borrowers of the proceeds of the Initial Advance by check made payable to the order of, or wire transfer to, the Borrowers.

1.4     Additional Advances Under the Note. From time to time following the Effective Date, during the period Note is outstanding, the Borrowers may request that Lender make one or more additional advances to the Borrowers under the Note (the “Additional Advances” and together with the Initial Advance, each, an “Advance”) in an amount of an additional $300,000 in the aggregate. All Additional Advances shall be made at the reasonable discretion of Lender, and on the terms and conditions set forth in this Agreement and the Note, following the written request (a “Loan Request”) from the Borrower to Lender of an Advance under the Note, which Loan Request shall set forth the proposed uses for such Advance. Subject to the outstanding Advances not exceeding the Maximum Amount, the Borrowers may borrow, prepay and reborrow Loans under the Note prior to the maturity of the Note.

2.     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

Except as set forth on a Schedule of Exceptions delivered by the Borrowers to the Lender, the Borrowers hereby jointly and severally represent and warrant to the Lender that:

2.1     Organization and Standing; Qualifications. Each Borrower is a limited liability company validly existing and in good standing under the laws of the State of Nevada. Each Borrower has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. Each Borrower is duly qualified to transact business in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means a material adverse effect on, or a material adverse change in (i) the business, operations, financial condition, results of operations, properties, prospects, assets or liabilities of the Borrowers taken as a whole, or (ii) on the authority or ability of the Borrowers to perform their obligations under this Agreement, the Note, and the other agreements, instruments and documents contemplated hereby (collectively, the “Transaction Documents”). For the avoidance of doubt, a “Material Adverse Effect” shall include, without limitation, any such material adverse effect occurring as a result of (i) a change in any law or legal requirement or the enforcement thereof, (ii) any loss by the Borrowers of any license or permit necessary for the conduct by the Borrowers of its business or proposed business, or (iii) any failure by the Borrowers to comply in any material respect with all legal requirements of the State of Nevada, including, without limitation, by maintaining and complying with, all applicable licenses, permits and approvals of all governmental authorities in the State of Nevada (collectively, “Nevada Legal Requirements”).

2.2     Corporate Power. The Borrowers have all requisite power and authority to execute and deliver this Agreement, and borrow Loans under the Note, and to carry out and perform its obligations under the terms of this Agreement and each of the Transaction Documents.

2.3     Authorization. All corporate action on the part of the Borrowers, their managers and members, necessary for (i) the authorization, execution and delivery of the Agreement by the Borrowers, (ii) the authorization, issuance and delivery of the Note, and (iii) the performance of all of the Borrowers’ obligations under the Transaction Documents, has been taken. This Agreement has been duly and validly executed and delivered by the Borrowers and constitutes the valid and binding obligation of the Borrowers, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.4     Capitalization. All of the outstanding membership interests of the Borrowers are owned by GB Sciences, Inc., a Nevada corporation (the “Parent”).

2.5     Non-Contravention.     The execution, delivery and performance of this

Agreement by the Borrowers, and the consummation by the Borrowers of the transactions contemplated hereby, do not (i) contravene or conflict with any certificate of incorporation, certificate of formation, operating agreement, bylaws or other constituent documents of the Borrowers or the Parent; (ii) constitute a violation in any respect of any provision of any federal, state, local or foreign law, rule, regulation, order, judgment or decree applicable to the Borrowers; or (iii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) or require any consent under, give rise to any right of termination, amendment, cancellation or acceleration of, or to a loss of any material benefit to which the Borrowers or the Parent is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Borrowers under, any contract to which the Borrowers or the Parent is a party or any permit, license or similar right relating to the Borrowers or by which the Borrowers may be bound or affected.

2.6     Compliance with Law and Charter Documents; Regulatory Permits. Neither

Borrower is in violation or default of any provisions of its certificate of formation, operating agreement or similar organizational document, as applicable. The Borrowers have materially complied and are currently in material compliance with all applicable judgments, decrees, statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Borrowers’ business or property (“Laws”), and neither Borrower has received notice that it is in violation of any statute, rule or regulation of any governmental authority applicable to it, other than U.S. Federal Law governing the production and sale of cannabis. Neither Borrower is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which any Borrower is a party or by which any Borrower is bound or by which the properties of the Borrowers are bound, which default would be reasonably likely to have a Material Adverse Effect. The Borrowers possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct its business as currently conducted or proposed to be conducted, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither Borrower has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

2.7     SEC Documents.

2.7.1 Reports. The Parent has filed on the Securities and Exchange Commission’s (“SEC”) EDGAR system, prior to the date hereof, its Annual Report on Form 10K for the fiscal year ended March 31, 2019 (the “Form 10-K”), its quarterly reports on Form 10Q for the fiscal quarters ended June 30, 2019 and September 30, 2019 (the “Form 10-Qs”), and any Current Report on Form 8-K (“Form 8-Ks”) required to be filed by the Parent with the SEC for events occurring during the two (2) years prior to the date hereof (the Form 10-K, Form 10-Qs and Form 8-Ks, together with all exhibits, schedules and other attachments that are filed with such documents, are collectively referred to herein as the “SEC Documents”). Each SEC Document, as of its date (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each SEC Document, as it may have been subsequently amended by filings made by the Parent with the SEC prior to the date hereof, complied in all material respects with the requirements of the Securities Exchange Act of

1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. As of their respective dates, the financial statements of the Parent included in the SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”), during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), correspond to the books and records of the Parent and the Borrowers and fairly present in all material respects the financial position of the Parent as of the dates thereof and the results of operations and cash flows for the periods then ended.

2.8     Absence of Certain Changes. Except as set forth in the SEC Documents, since

September 30, 2019, the business and operations of the Borrowers have been conducted in the ordinary course consistent with past practice, and there has not been:

2.8.1 any damage, destruction or loss to the Borrowers’ properties or assets, whether or not covered by insurance, except for such occurrences, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.8.2 any waiver by the Borrowers of a valuable right or of a material debt owed to it, except for such waivers, individually and collectively, that have not had, and would not reasonably be expected to have, a Material Adverse Effect;

2.8.3 any material change or amendment to, or any waiver of any material right under a material contract or arrangement by which the Borrowers or any of their assets or properties are bound or subject that could be expected to have a Material Adverse Effect;

2.8.4 any other event or condition of any character, except for such events and conditions that have not resulted, and are not reasonably expected to result either individually or collectively, in a Material Adverse Effect;

2.8.5 any sale of any assets, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business; or

2.8.6 any capital expenditures, individually or in the aggregate, in excess of $10,000 outside of the ordinary course of business.

2.9     Intellectual Property. To the Borrowers’ knowledge, the Borrowers own or possess sufficient rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, or other intellectual property (collectively, “Intellectual Property”), which are necessary to conduct their business as currently conducted, except where the failure to own or possess such rights would not reasonably be expected to result in a Material Adverse Effect. To the Borrowers’ knowledge, neither of the Borrowers has infringed any patents of others with respect to any Intellectual Property which, either individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, and no patent owned or licensed by the Borrowers is unenforceable or invalid. To the Borrowers’ knowledge, there is no claim, action or proceeding against the Borrowers with respect to any Intellectual Property. The Borrowers have no actual knowledge of any infringement or improper use by any third party with respect to any Intellectual Property of the Borrowers which would reasonably be expected to result in a Material Adverse Effect. The Borrowers have taken reasonable security measures to protect the secrecy, confidentiality and value of all of such of its Intellectual Property as the Borrowers is required to keep secret. None of the Borrowers’ Intellectual Property has expired or terminated. All of the patent assignments concerning the Intellectual Property which are of record in the United States Patent and Trademark Office as to which the Borrowers is the assignee are believed to be valid and binding obligations of the assignor(s).

3.     CONDITIONS TO CLOSING

The Lender’s obligation to make the Initial Advance under the Note at the Closing, and to make Additional Advances under the Note is, at the option of the Lender, subject to the fulfillment of the following conditions:

3.1     Representations and Warranties True and Correct. The representations and warranties made by the Borrowers in Section 2 hereof shall be true and correct as of the date of such Advance, with the same effect as if made as of such date.

3.2     Board Approval. The Borrowers shall have delivered to the Lender evidence of the approval of this Agreement and the transactions contemplated hereby by the sole member of the Borrowers and the Board of Directors of the Parent, in form and substance satisfactory to the Lender and its counsel.

3.3     Covenants. All covenants, agreements and conditions contained in this

Agreement to be performed by the Borrowers on or prior to such date shall have been performed or complied with.

3.4     No Material Adverse Effect. No Material Adverse Effect shall have occurred.

4.     COVENANTS.

4.1     Inspection Rights. Lender (through any of its officers, employees, or agents)

shall have the right, upon reasonable prior notice, from time to time during usual business hours, to inspect the books and records of the Borrowers and to make copies thereof, and the right to check, test, and inspect all equipment, materials, and facilities of the Borrowers.

4.2     Further Assurances. The Borrowers shall cure promptly any defects in the creation and issuance of the Note, and in the execution and delivery of the Transaction Documents. The Company, at its expense, shall execute and deliver promptly to the Lender upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Borrowers to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

4.3     Use of Proceeds. The proceeds of all Advances shall (i) be used to fund the ongoing operations of the Teco Facility (as defined in the Note) in accordance with the applicable Loan Request for such Advance, and (ii) unless otherwise agreed to by the Lender, be disbursed by Lender directly to vendors and other third party creditors of the Borrowers.

5.     INDEMNIFICATION.

The Borrowers hereby agree, jointly and severally, to indemnify, exonerate and hold harmless the Lender and each of its managers, members, officers, employees and agents (collectively herein called the “Indemnitees” and individually called an “Indemnitee”), from and against any and all actions, causes of action, suits, losses, liabilities, damages and expenses, including, without limitation, reasonable attorney’s fees and disbursements (collectively herein called the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, or arising out of, any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by the Borrowers in this Agreement or any other Transaction Document, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

6.     MISCELLANEOUS

6.1     Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Nevada, without giving effect to principles of conflicts of law, as applied to agreements entered into among Nevada residents to be performed entirely within Nevada. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of Nevada or the state courts of the State of Nevada which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

6.2     Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of the Note). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Borrowers and the Lender. The Lender may waive its rights or the Borrowers’ obligations with respect to the Note hereunder without obtaining the consent of any other natural person or Person.

6.4     Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Borrowers records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Borrowers’ records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

6.5     Counterparts. This Agreement may be executed in any number of counterparts,

each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

6.6     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

6.7     Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.8     Survival of Agreement. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Note. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

6.9     Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.10 Facsimile/PDF Signatures. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF will be deemed to have the same effect as if the original signature had been delivered to the other party. The failure to deliver the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

6.11 Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement on the day and year first set forth above.

GB SCIENCES LAS VEGAS, LLC

GB SCIENCES NEVADA LLC

By: GB SCIENCES, INC., as sole member

By:/s/ John Poss

Name: John Poss

Title: Chief Executive Officer

AJE MANAGEMENT, LLC

By: /s/ David Weiner

Name: David Weiner

Title: Manager of AJE Management, LLC

EXHIBIT A

Form of Promissory Note